UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Quality Care Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 13, 2018 (July 11, 2018)

Date of Report (Date of earliest event reported)

QUALITY CARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37805	81-2898967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7315 Wisconsin Avenue, Suite 550 East

Bethesda, MD 20814

(Address of principal executive offices) (Zip code)

(240) 223-4680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 11, 2018, Quality Care Properties, Inc. (“QCP” or the “Company”) reached an agreement to resolve two purported shareholder class action lawsuits on behalf of QCP shareholders filed in the United States District Court for the District of Maryland (the “Actions”).

The first action, captioned Sanderson v. Quality Care Properties, Inc. et al., Case No. 8:18-cv-01912-TDC (the “Sanderson Action”), names as defendants QCP and the members of its board of directors, alleging violations of Section 14(a) of the Exchange Act and Rule 14a-9 and 17 C.F.R. § 244,100 promulgated thereunder, and Second 20(a) of the Exchange Act in connection with the filing of the Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) on June 21, 2018 (the “Proxy Statement”) regarding the Agreement and Plan of Merger, dated as of April 25, 2018, by and among the Company, certain of its Subsidiaries, Welltower Inc. (“Welltower”) and Potomac Acquisition LLC, a subsidiary of Welltower (the “Merger Agreement”), pursuant to which the parties agreed that, subject to the terms and conditions set forth in the Merger Agreement, Welltower would acquire all of the outstanding capital stock of the Company in an all-cash merger (the “Merger”).  The complaint filed in the Sanderson Action alleges that the Proxy Statement omits material information, rendering the information disclosed false and misleading.  The Sanderson Action seeks, among other things, orders (i) enjoining the defendants from proceeding with or consummating the Merger, (ii) directing the defendants to account for all damages sustained by the putative class, and (iii) awarding plaintiff’s costs and attorneys’ and expert fees.

The second action, captioned Kent v. Quality Care Properties, Inc. et al., Case No. 8:18-cv-01935-PWG (the “Kent Action”), names as defendants QCP and the members of its board of directors, alleging violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, and Section 20(a) of the Exchange Act in connection with the filing of the Proxy Statement.  The complaint filed in the Kent Action alleges that the Proxy Statement omits material information, rendering the information disclosed false and misleading.  The Kent Action seeks, among other things, orders (i) enjoining the defendants from proceeding with, consummating, or closing the Merger, (ii) rescinding the Merger if it is consummated or, alternatively, awarding unspecified rescissory damages, (iii) directing the individual members of the QCP board of directors to file an amended Proxy Statement, (iv) declaring that the defendants violated Sections 14(a) and 20(a) of the Exchange Act, as well as Rule 14a-9 promulgated under the Exchange Act, and (v) awarding plaintiff’s costs and attorneys’ and expert fees.

In connection with resolution of the Actions, the Company has agreed to make the following amended and supplemental disclosures (the “Amended and Supplemental Disclosures”) to the Proxy Statement.  The Amended and Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety.  Defined terms used but not defined in the Amended and Supplemental Disclosures have the meanings set forth in the Proxy Statement.  Plaintiffs have agreed that, following the filing of this Current Report on Form 8-K (this “Report”), they will dismiss the Actions in their entirety, with prejudice as to the named plaintiffs only and without prejudice to all other members of the putative class.

The resolution of the Actions will not affect the timing of the special meeting of the QCP shareholders, which is scheduled to be held on July 25, 2018, or the amount of the consideration to be paid to QCP shareholders in connection with the Merger.  The resolution of the Actions is not, and should not be construed as, an admission of wrongdoing or liability by any defendant.  Furthermore, nothing in this Report or the resolution of the Actions shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth in this Report.  Likewise, defendants do not believe that any further disclosure regarding the Merger is required under applicable laws other than that which has already been provided in the Proxy Statement.  However, to avoid the risk of the putative shareholder class Actions delaying or adversely affecting the Merger, to minimize the substantial expense, burden, distraction and inconvenience of continued litigation and to resolve plaintiffs’ claims asserted in the Actions, the Company has agreed to make these Amended and Supplemental Disclosures to the Proxy Statement.

***

SUPPLEMENT TO PROXY STATEMENT

The last sentence of the first full paragraph on page 54 of the Proxy Statement is replaced in its entirety by the following:

Goldman Sachs then divided the range of illustrative equity values it derived by 95.6 million, the number of fully diluted outstanding shares of the Company, as provided by the management of the Company, to derive a range of illustrative present values per share ranging from (i) $15.21 to $21.90 using the information included in the Goldman Sachs April 25 presentation and (ii) $15.39 to $22.08 using the Corrected GS Information.

The last paragraph on page 54 of the Proxy Statement and the first paragraph on page 55 of the Proxy Statement are replaced in their entirety by the following:

Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to the transactions identified below since 2013 in the home health and hospice and post-acute facilities industries.  For each of the selected transactions, using publicly available information, Goldman Sachs reviewed and compared the ratios of enterprise value to EBITDA for the last twelve months period (such ratios are referred to as ‘‘EV to LTM EBITDA multiples’’).  The transactions analyzed by Goldman Sachs, and the EV to LTM EBITDA for each were as follows:

Date Announced	Acquiror	Target	EV to LTM EBITDA
Home Health and Hospice
November 2017	LHC Group, Inc.	Almost Family, Inc.	16.1x
October 2014	Kindred Healthcare, Inc.	Gentiva Health Services, Inc.	11.8x
September 2013	Gentiva Health Services, Inc.	Harden Healthcare Holdings, Inc.	11.1x

Post-Acute Facilities
December 2017	Humana, Inc.; TPG Capital and Welsh, Carson, Anderson & Stowe	Kindred Healthcare, Inc.	10.2x
August 2014	Genesis Healthcare, LLC	Skilled Healthcare Group, Inc.	9.9x
February 2014	Brookdale Senior Living Inc.	Emeritus Corporation	13.9x
February 2013	TPG Capital	Assisted Living Concepts Inc.	10.7x
July 2007	The Carlyle Group	ManorCare Inc.	13.3x
May 2007	Formation Capital and JER Partners	Genesis Healthcare Corporation	12.5x

Other
December 2012	Genesis Healthcare, LLC	Sun Healthcare Group, Inc.	4.0x

While none of the companies that participated in the selected transactions are directly comparable to the Company, the companies that participated in the selected transactions are companies with portfolios and operations that, for the purposes of analysis, may be considered to have a similar profile to certain of the portfolios and operations of the Company and HCR ManorCare.

The fourth and sixth paragraphs on page 61 (continuing onto page 62) of the Proxy Statement are deleted in their entirety and the following is inserted in place of the fourth paragraph on page 61 of the Proxy Statement:

The selected group of companies Lazard reviewed were in each of the home health & hospice, post-acute care, assisted living and healthcare REIT industries.  For each of the selected home health and hospice companies and healthcare REIT companies, Lazard calculated and compared the ratio of such company’s enterprise value (referred to in the chart below as EV), which Lazard calculated as the market capitalization of each company, plus debt, non-controlling interest and preferred or preference stock, less cash, cash equivalents and marketable securities in each case, as of April 24, 2018, to its calendar year 2018 estimated EBITDA. For each of the selected post-acute care and assisted living companies, Lazard calculated and compared the ratio of such company’s adjusted enterprise value (adjusted to capitalize operating leases as debt), which Lazard calculated as (a) enterprise value plus (b) rent expense multiplied by 8.0x in accordance with industry convention, in each case, as of April 24, 2018, to its calendar year 2018 estimated EBITDAR. The companies reviewed, and the applicable metric for each was as follows:

Home Health & Hospice

Company	2018 EV/EBITDA
Encompass Health Corporation	9.8x
Chemed Corporation	19.8x
LHC Group, LLC	13.1x
Amedisys, Inc.	14.4x

Post-Acute Care and Assisted Living

Company	2018 Adjusted EV/EBITDAR
Select Medical Corporation	9.2x
Ensign Group, Inc.	8.7x
Brookdale Senior Living, Inc.	9.9x
Capital Senior Living Corporation	12.1x
Genesis Healthcare Inc.	10.2x

Healthcare REIT

Company	2018 EV/EBITDA
Omega Healthcare Investors, Inc.	12.1x
Sabra Health Care REIT, Inc.	11.4x
National Health Investors, Inc.	13.9x
LTC Properties, Inc.	13.9x
CareTrust REIT, Inc.	12.1x

The third full paragraph on page 62 of the Proxy Statement is replaced in its entirety by the following:

Lazard then calculated an implied equity value range of Pro Forma QCP by calculating the sum of: (i) the implied value range of the 4H segment, (ii) the implied value range of the SNF segment, (iii) the implied value range of the ALF segment, (iv) the implied value range of the Non-HCR ManorCare Properties segment, and (v) the implied value range of the corporate/other segment, minus (vi) Pro Forma QCP’s debt as of December 31, 2017, minus (v) Pro Forma QCP’s preferred stock as of December 31, 2017, plus (vii) Pro Forma QCP’s cash as of December 31, 2017, plus (viii) certain other adjustments as provided by the Company divided by 94.8 million and 95.9 million, the range of fully diluted shares of common stock outstanding, as provided by the management of the Company, to calculate an implied price per share range. Lazard compared the implied price per share range for shares of common stock to the base merger consideration to be paid to holders of common stock, other than excluded holders, in the merger as set forth below.

The last sentence of the first partial paragraph on page 64 of the Proxy Statement is deleted in its entirety and replaced with the following:

Lazard divided the resulting consolidated equity value range by 95.0 million and 96.2 million, the range of fully diluted shares of common stock outstanding, as provided by management of the Company, to calculate an implied price per share range for shares of common stock and compared it to the base merger consideration to be paid to holders of common stock, other than excluded holders, in the merger:

The last paragraph on page 64 and the first paragraph on page 65 of the Proxy Statement are deleted in their entirety, and the following is inserted on page 64 of the Proxy Statement after the first paragraph under the heading “Sum-of-the-Parts Selected Precedent Transactions Multiples Analysis”:

The selected group of transactions reviewed in the home health and hospice industry was as follows:

Announcement Date	Acquiror	Target	EV/LTM EBITDA
April 2018	Humana, Inc., TPG Capital and Welsh Carson Anderson & Stowe	Curo Healthcare Services, LLC	N/A
April 2018	Blue Wolf Capital and Kelso & Co.	Jordan Health Services, Inc.	10.0x

December 2017	Humana, Inc., TPG Capital and Welsh Carson Anderson & Stowe	Kindred Healthcare, Inc. (Kindred at Home)	11.5x
November 2017	LHC Group, Inc.	Almost Family, Inc.	16.5x
December 2014	Thomas H. Lee Partners LP	Curo Healthcare Services, LLC	10.0x
November 2014	Healthsouth Corporation	Encompass Health Corporation	10.0x
October 2014	Kindred Healthcare, Inc.	Gentiva Healthcare Services, Inc.	10.0x
September 2013	Gentiva Healthcare Services, Inc.	Harden Healthcare, LLC	11.1x

The selected group of transactions reviewed in the post-acute care and assisted living facilities industries were as follows:

Announcement Date	Acquiror	Target	EV/LTM EBITDA
December 2017	Humana, Inc., TPG Capital and Welsh Carson Anderson & Stowe	Kindred Healthcare, Inc.	9.7x
December 2017	TPG Capital and Welsh Carson Anderson & Stowe	Kindred Healthcare, Inc. (Kindred Hospital and Rehab)	6.5x
August 2014	Genesis Healthcare, LLC	Skilled Healthcare Group, Inc.	9.7x
February 2014	Brookdale Senior Living Inc.	Emeritus Corporation	14.3x
February 2013	TPG Capital	Assisted Living Concepts, Inc.	10.9x

The first paragraph under the heading “Miscellaneous” on page 66 of the Proxy Statement is supplemented by adding the following at the end of that paragraph:

During the two year period preceding delivery of Lazard’s opinion, Lazard did not provide any investment banking services to Welltower for which it has received or expects to receive compensation.

The third and fourth full paragraphs on page 68 are deleted in their entirety, and the following is inserted on page 68 of the Proxy Statement as the last two paragraphs under the heading “Unaudited Projected Financial Information”:

The following is a summary of the Projections (dollars in millions):

	Fiscal Year Ended
	31-Dec-18	31-Dec-19	31-Dec-20	31-Dec-21	31-Dec-22	31-Dec-23
Revenues (1)	$3,080	$3,056	$3,144	$3,238	$3,333	$3,431
Adjusted EBITDA (2)	$269	$370	$358	$352	$348	$341
Capital Expenditures	$46	$77	$62	$62	$48		*
Unlevered Free Cash Flow (3)	$223	$292	$296	$290	$301		*

(1)                                 Excludes revenue from non-core HCR ManorCare rehabilitation operations and non-QCP properties managed by HCR ManorCare.

(2)                                 Earnings before interest, taxes, depreciation and amortization, adjusted for Company restructuring costs, consent fees under the Company’s senior secured credit facilities, prepayment fees, transaction costs in connection with the Company’s announced process of selling 74 non-core skilled nursing/senior housing facilities and additional employee retention costs.

(3)                                 Estimated unlevered free cash flow assumes no cash taxes during the projection period due to the utilization of the Company’s net operating loss carryforwards and other tax credits.

*                                         Not included in the Projections.

In addition, the Projections included projected aggregate gross proceeds of $450,000,000 from the divestiture of 74 non-core skilled nursing/senior housing assets expected in the second and third quarters of 2018.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed transaction, the Company filed the Proxy Statement with the SEC on June 21, 2018.  The Proxy Statement and a form of proxy were mailed to the Company’s stockholders on or about June 21, 2018.  The Company may file other relevant materials with the SEC regarding the proposed transaction.  This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed merger.  BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, and the Company’s website, www.qcpcorp.com.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed merger transaction.  Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2018 annual meeting of shareholders, which was filed with the SEC on April 6, 2018, and in other documents filed by the Company, including on behalf of such individuals, with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and may be contained in other relevant materials filed with the SEC in respect of the proposed transaction.

Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the contemplated transactions; the failure to obtain the approval of the Company shareholders of the proposed merger transaction; or the failure to satisfy any of the other conditions to the completion of the transactions, including conditions related to the completion of HCR ManorCare’s Chapter 11 bankruptcy case; the effect of the announcement of the transactions on the ability of the Company to maintain relationships with its partners, tenants, providers, and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transactions; the ability to meet expectations regarding the timing and completion of the transactions; and other risks and uncertainties described in the Company’s reports and filings with the SEC, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 8, 2018 and other periodic reports the Company files with the SEC, which are available at www.sec.gov and the Company’s website at www.qcpcorp.com. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY CARE PROPERTIES, INC.

	By:	/s/ C. Marc Richards
		Name:	C. Marc Richards
Date: July 13, 2018		Title:	Chief Financial Officer